NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	September 12, 2011

Uranium Energy Corp Completes Merger to Acquire the Anderson Property in Arizona

Corpus Christi, TX - September 12, 2011 - Uranium Energy Corp (NYSE-AMEX: UEC; the "Company" or "UEC") and Concentric Energy Corp. ("Concentric") are pleased to announce the completion of the stock-for-stock merger (the "Merger") effected under the laws of Nevada on September 9, 2011.

Under the Merger, which was previously announced on May 6, 2011, UEC has issued 1,253,440 common shares of the Company to the former Concentric stockholders to acquire Concentric. The sole purpose of the Merger is to acquire Concentric's undivided 100% interest in the Anderson Property, a 7,581-acre mineral claim block located in Yavapai County, Arizona, with a previous history of small-scale uranium production.

President and CEO Amir Adnani stated, "With the acquisition of the Anderson project, UEC is now the leading uranium player in Arizona, as well as in South Texas. Arizona is both a business and energy-friendly state. Three of the largest nuclear power plants in the U.S. are in Arizona, and all three plants have recently received their 20-year license extensions. The current temporary downturn in the uranium market is providing the Company with an excellent opportunity to make strategic acquisitions at a viable cost, and this includes the Anderson Property. As these new projects come on-line, they bolster the Company's already strong and diversified project portfolio of mining, development and exploration-stage properties to ensure on-going rapid growth."

Company geologists are currently compiling all data, rectifying historic bore hole coordinates, and initiating development of an up-to-date three-dimensional model of the Anderson mineralization. The results of these efforts will eventually culminate in an updated NI 43-101 Technical Report. Concurrent with these efforts, planning for various environmental baseline studies is underway and field implementation of these studies should occur during the final quarter of this year.

The Anderson Property

The Anderson Property covers 7,581 acres (or 11.85 square miles) and is comprised of 370 contiguous, unpatented lode mining and placer claims. It is located in Yavapai County, approximately 75 miles northwest of Phoenix. In 2001, Concentric staked this claim block, which consolidated portions of the mineral claims held in the 1970s by Minerals Exploration Company ("MinEx"), a subsidiary of Unocal Corporation, and Urangesellschaft U.S.A., Inc. ("UG").

The Anderson Property has a long history. In the 1950's the Property hosted a small-scale open pit mining operation which resulted in a total of 10,758 tons of ore averaging 0.15% or 33,230 pounds of U3O8 being shipped to Tuba City, Arizona, for custom milling. Production ceased in 1959 when the Atomic Energy Commission terminated its ore purchasing program.

Since then, over 1,400 exploration drill holes have been completed on the Anderson Property, including 1,320 downhole gamma surveys and 5,596 chemical assays. Almost all of these were completed in the 1970s by MinEx on the Property's northern section and by UG on the southern section.

In the late 1970's the Property was brought to the feasibility stage twice, however, by the end of 1979, global and market events led both MinEx and UG to abandon their mineral claims in the Anderson Property.

In 2006, Concentric conducted the first drill program on the Anderson Property since the abandonment by MinEx and UG. A 25-hole drill program was completed to confirm the historical MinEx exploration database by "twinning" a significant number of former MinEx drill holes. A total of 24 rotary holes and one core hole, totaling 8,087 feet, were completed. No confirmation holes were drilled on the former UG portion of the Anderson Property. In 2008, Concentric commissioned Mountain States Research & Development International, Inc. to complete a process engineering assessment, the results of which are presented in a report entitled "Final Report Preliminary Process Engineering and Cost Estimates, Anderson Uranium Project, Yavapai County, Arizona."

Terms of the Merger

In accordance with the terms of a Merger Agreement and Plan of Merger between Concentric and UEC (the "Merger Agreement"), UEC Concentric Merge Corp., a wholly-owned subsidiary of UEC, is the surviving corporation of the Merger and is now vested with all of Concentric's assets and property. Pursuant to the Merger Agreement, Concentric's stockholders received 0.1075 of one share of UEC common stock for every one share of Concentric common stock. With 11,659,905 shares of Concentric common stock outstanding immediately prior to the Merger, UEC has issued 1,253,440 common shares of the Company to the former Concentric stockholders, representing approximately 1.7% of the issued and outstanding common stock of UEC. In addition, UEC has issued 375,834 common stock purchase warrants (the "UEC Exchange Warrants") to the former holders of Concentric common stock purchase warrants (the "Concentric Warrants") based on the exchange ratio of 0.1075 of one UEC Exchange Warrant for every one Concentric Warrant. The exercise price of each UEC Exchange Warrant has been determined by dividing the per share exercise price of the corresponding Concentric Warrant by 0.1075, yielding exercise prices that range between $9.30 and $65.12.

To satisfy a condition of the Merger Agreement, the Company contemporaneously completed the full assignment to UEC of Global Uranium Corp.'s ("Global") rights (the "Rights") under the terms and conditions of an underlying Option and Joint Venture Agreement dated April 13, 2010 between Global and Concentric, with respect to the Anderson Property. Pursuant to an Acquisition Agreement with Global (the "Global Acquisition Agreement") to acquire the Rights, UEC has delivered to Global (i) an initial payment of $150,000, (ii) a further $200,000 payment releasing and assigning to the Company the security previously granted by Concentric to Global and (iii) 350,000 restricted shares of the Company's common stock along with a final payment of $150,000.

The foregoing description of the Merger, the Merger Agreement and the Global Acquisition Agreement is now complete and is qualified in its entirety by reference to the Merger Agreement and the Global Acquisition Agreement, as applicable.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101 standards.

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:

Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the company may constitute forward-looking statements within the meaning of the private securities litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

This news release has been prepared by management of the Company who takes full responsibility for its contents. Neither the SEC nor the British Columbia Securities Commission approves or disapproves of the contents of this news release. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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